Exhibit 10.15

SECOND AMENDMENT to LEASE

THIS SECOND AMENDMENT made this 28 day of April, 2003, between PROPERTY RESERVE, INC., as Landlord, and DIGITAL RIVER, INC., a Delaware corporation, as Tenant.

W I T N E S S E T H

WHEREAS, by the Lease Agreement dated January 18, 2000, Landlord leased to Tenant the premises located at Technology Park I, 9600 West 76th Street, Eden Prairie, MN, as more particularly described in the Lease, herein called the Leased Premises; and

WHEREAS, Landlord and Tenant have terminated the First Amendment effective July 31, 2003; and

WHEREAS, Landlord and Tenant desire to amend the Lease as provided below.

NOW THEREFORE, Landlord and Tenant agree as follows:

1.                                       Commencing August 1, 2003 and continuing through September 30, 2005, Tenant shall pay the following monthly Base Rent for Tenant’s Existing 51,403 square foot Premises:

Monthly Base Rent

August 1, 2003 – December 31, 2003	$21,118.07
January 1, 2004 – August 31, 2004	$21,760.60
September 1, 2004 – September 30, 2005	$22, 403.14

2.                                       Tenant shall pay its pro rata share of Operating Expenses.

3.                                       Except as modified herein, all other terms and conditions of the original lease dated January 18, 2000, shall remain in full force and effect.

Except as hereinabove amended, this Lease shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Landlord and Tenant respectively have duly signed and sealed these presents as of the day and year first above written.

LANDLORD:		TENANT:

PROPERTY RESERVE, INC.		DIGITAL RIVER, INC.
A DELAWARE CORPORATION

By:	/s/ Mark B. Gibbons	By:	/s/ Carter D. Hicks
Carter D. Hicks
Its:	Mark B. Gibbons, President	Its:	Chief Financial Officer

By:	4-28-03

Its: